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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this registration statement/proxy on Form S-4 of Digital Insight Corporation of our report dated February 12, 1999, except as to Note 12, which is as of November 21, 1999 relating to the financial statements of Digital Insight Corporation, which appear in such Registration Statement/Proxy. We also consent to the reference to us under the heading "Experts" in such Registration Statement/Proxy.

                                               /s/ PricewaterhouseCoopers LLP
                                          By: _________________________________
                                                 PricewaterhouseCoopers LLP

Woodland Hills, California
January 7, 2000